FOR IMMEDIATE RELEASE	Contact: Tejal Engman Phone: 202-774-3253 E-Mail: tengman@washreit.com

WASHREIT COMPLETES ACQUISITION OF MARYLAND TRANCHE OF VALUE-ADD MULTIFAMILY PORTFOLIO

Washington, DC, June 27, 2019 — WashREIT (NYSE: WRE), a leading owner of commercial and multifamily properties in the Washington, DC area, has closed the previously announced acquisition of two garden-style multifamily assets located in Montgomery County, Maryland consisting of 428 units for $82 million. These two properties represent the second tranche of WashREIT’s value-add multifamily portfolio acquisition, branded ‘Assembly.’ The entire Assembly portfolio consists of 2,113 units across seven apartment communities in Northern Virginia and Montgomery County, Maryland.

“We are executing our 2019 strategic capital allocation plan on schedule and making steady progress toward achieving our strategic objectives of de-risking our portfolio and strengthening its cash flows,” said Paul McDermott, President and CEO of WashREIT. “Today’s transaction completes the acquisition of the Assembly portfolio, which we believe will enable WashREIT to further capitalize on robust regional demand for value-oriented rental housing and to continue to create long-term value for our shareholders.”

The completed acquisitions include: 2 Observation Court, Germantown, MD and 99 Watkins Mill Road, Gaithersburg, MD. The previously announced completed Assembly acquisitions include: 205 Century Place, Alexandria, VA; 13690 Legacy Circle, Herndon, VA; 2511 Farmcrest Drive, Herndon, VA; 10519 Lariat Lane, Manassas, VA and 86 Heritage Way, NE, Leesburg, VA. The Company now owns a total of 6,381 multifamily units in the Washington Metro region, approximately 60% of which are located within a five-mile radius of Amazon HQ2.

WashREIT owns and operates uniquely positioned real estate assets in the Washington D.C. market. Backed by decades of experience, expertise, and ambition, we create value by transforming insights into strategy and strategy into action. As of June 27, 2019, the Company’s portfolio of 53 properties includes more than 5.8 million square feet of commercial space and 6,381 multifamily apartment units. Our shares trade on the NYSE and our company currently has an enterprise value of more than $3 billion. With a track record of driving returns and delivering satisfaction, we are a trusted authority in one of the nation’s most competitive real estate markets.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can

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identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Washington REIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the risks associated with the ownership of real estate in general and our real estate assets in particular; the risk that any of the assumptions on which our updated 2019 earnings guidance is based are incorrect, the risk of failure to enter into and/or complete contemplated acquisitions and dispositions at all, within the price ranges anticipated and on the terms and timing anticipated; the economic health of the greater Washington Metro region; fluctuations in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers and joint venture partners; the ability to control our operating expenses; the economic health of our tenants; the supply of competing properties; shifts away from brick and mortar stores to ecommerce; the availability and terms of financing and capital and the general volatility of securities markets; compliance with applicable laws, including those concerning the environment and access by persons with disabilities; terrorist attacks or actions and/or cyber-attacks; weather conditions and natural disasters; ability to maintain key personnel; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2018 Form 10-K and subsequent Quarterly Reports on Form 10-Q. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors or risk factors to reflect new information, future events, or otherwise.

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